UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

Angelica Corporation
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-5674 (Commission File Number)	43-0905260 (I.R.S. Employer Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri 63017-3406
(Address of principal executive office)(Zip Code)

(314) 854-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2006, the shareholders of Angelica Corporation (the “Company”) approved the amendment and restatement of the Company’s 1999 Performance Plan. The primary effects of the amendment and restatement of the plan are as follows: (i) the maximum number of shares of common stock of the Company that are authorized for issuance under the plan increased from 850,000 to 1,100,000; (ii) any shares of restricted stock awarded under the plan that are forfeited for any reason will be added back to shares authorized for future issuances under the plan; and (iii) the Company may not effect a “repricing” (as defined in the plan) of options or other awards under the plan without shareholder approval.

Other than these modifications, the plan was not changed in any other material respect. The named executive officers of the Company are eligible to receive future awards under the plan consisting of incentive stock options, nonqualified stock options, restricted stock and stock units, subject to the discretion of the Compensation and Organization Committee of the Company’s Board of Directors.

Item 9.01     Financial Statements and Exhibits

(d)          Exhibits

10.1
Angelica Corporation 1999 Performance Plan, as amended and restated August 29, 2006 and approved by the shareholders of the Company on October 31, 2006. Filed as Appendix B to the Company’s Proxy Statement for the Annual Meeting of Shareholders held October 31, 2006.**

** Incorporated by reference from the document listed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELICA CORPORATION

Dated: November 10, 2006                                                           /s/ Steven L. Frey
Steven L. Frey
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                          Description of Exhibit

10.1               Angelica Corporation 1999 Performance Plan, as amended and restated August 29, 2006 and approved by the shareholders of the Company on October 31, 2006. Filed as Appendix B to the Company’s Proxy Statement for the Annual Meeting of Shareholders held October 31, 2006.**

** Incorporated by reference from the document listed.

3